                                                                    EXHIBIT 23.5

                 [Wilson Sonsini Goodrich & Rosati Letterhead]

                                  May 14, 1999

Creo Products Inc.
3700 Gilmore Way
Burnaby, B.C.
V5G 4M1 Canada

  Re: Registration Statement on Form F-1

Ladies and Gentlemen:

  We consent to the use of our name wherever appearing in the Registration Statement on Form F-1 filed by you with the Securities and Exchange Commission
on May 14, 1999 (Registration No. 333-     ), including the Prospectus
constituting a part thereof, and any amendments thereto.

                                     Very truly yours,

                                     /s/ WILSON SONSINI GOODRICH & ROSATI,
                                      P.C.

                                     Wilson Sonsini Goodrich & Rosati, P.C.